                                                                   EXHIBIT 10.54

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by an * and [], have been separately filed with the Commission.

                                NETWORK AGREEMENT
                                     BETWEEN
                       UNITED HEALTHCARE OF ALABAMA, INC.
                                       AND
                            ALABAMA ENT CENTER, INC.

         THIS AGREEMENT, effective October 1, 1998 ("Effective Date"), is between United HealthCare of Alabama, Inc. ("Plan") and Alabama ENT Center, Inc.("Company") for the purpose of setting forth the terms and conditions under which Company shall provide certain services to Plan, as defined herein. For services rendered on or after its Effective Date, this Agreement supersedes and replaces any existing agreements between the parties relating to the same subject matter.

                                    SECTION 1
                                   DEFINITIONS

BENEFIT CONTRACT: A benefit plan sponsored or issued by a Payor, which includes health care coverage and contains the terms and conditions of a Member's coverage. The Members to which this Agreement applies are described below.

CONTRACT YEAR: Beginning on the Effective Date, each 1-year period that this Agreement is in effect.

GATEKEEPER BENEFIT CONTRACT: A Benefit Contract which requires the Member to receive Health Services from or upon referral by a selected primary care physician.

HEALTH SERVICES: The health care services and supplies covered under the Member's Benefit Contract and which are listed in Exhibit 1 to this Agreement.

MEMBER: An individual who either (1) is employed and/or resides within the Service Area and is properly covered under a non-Medicare/non-Medicaid Open Access Benefit Contract ("Open Access Member"); (2) has selected or been assigned to a primary care physician panel designated by Plan, and is properly covered under a non-Medicare/non-Medicaid Gatekeeper Benefit Contract ("Gatekeeper Member"); or (3) is employed and/or resides within the Service Area, has selected or been assigned to a primary care physician panel designated by Plan, and is properly covered under a Benefit Contract sponsored or issued by Plan pursuant to its risk contract with the Health Care Financing Administration ("Medicare Member"). Members do not include those individuals covered under a Plan Medicare supplement benefit program.

OPEN ACCESS BENEFIT CONTRACT: A Benefit Contract which contains a component where the Member may receive Health Services directly from a Participating Provider of his or her choice without a referral by a selected primary care physician.

PARTICIPATING PROVIDER: A health care professional or facility, including Providers and Company, that has or is governed by a written participation agreement which is in effect with Plan, directly or through another entity, to provide Health Services to selected groups of Members.

PAYOR: The entity or person authorized by Plan to access one or more of Plan's networks of Participating Providers and that has the financial responsibility for payment of Health Services covered by a Benefit Contract. Payors shall include Plan, United HealthCare of Alabama, Inc. - FQ and self-insured employers.

PROVIDER: An Otolaryngologist duly licensed and qualified under the laws of the jurisdiction in which health care services are rendered, who has a 3-party agreement in effect with Plan and Company, the form of which is attached as
Exhibit 3 (the "Participation Agreement"). Providers are subject to credentialing and ongoing recredentialing by Plan. Providers do not include those individuals under contract with Company who do not sign the Participation Agreement.

SERVICE AREA: That portion of the geographic area served by Plan which is defined in Exhibit 2.

                                    SECTION 2
                             OBLIGATIONS OF COMPANY

2.1 PROVISION OF SERVICES. Company shall arrange for Providers to render to all Members the Health Services which the Providers are licensed or certified to render. Company shall, and shall cause Providers to, cooperate with all medical management, utilization management, credentialing, quality assessment, peer review, or other similar programs established by Plan.

2.2 PLAN REVERSAL OF DENIED CARE. If any Provider denies care to a Member, Plan shall have the right to reverse the denial and require another agreeable Provider to render such Health Services if Plan determines, in accordance with its policies, that the Health Services are covered under the Member's Benefit Contract. Plan shall consult with the Company Medical Director regarding the Provider's denial of care. This provision is not intended to deny any Provider the right to exercise his or her independent medical judgment.

2.3 DELEGATION OF RESPONSIBILITIES. Plan agrees that certain Plan responsibilities under this Agreement may be delegated to Company with the intention that Company, upon the prior approval of Plan, will receive assistance in the implementation of those responsibilities by another entity ("Network Manager"). As of the Effective Date, the parties agree that Alabama ENT Center, Inc. shall be the Network Manager. The agreement between Company and the Network Manager shall be substantially in the same form as the sample agreement attached as Exhibit 4 ("Company/Network Manager Agreement"). Company may change Network Managers only upon the prior written consent of Plan, which shall not be unreasonably withheld. The responsibilities which may be delegated to Company are assisting in the development of medical guidelines for review and consideration by Plan, and certain utilization management and quality assessment functions ("UM/QA Programs") and, if such delegation occurs, it shall be are subject to the following requirements.

         1. Company's and/or the Network Manager's UM/QA Program standards must meet Plan standards, state standards and current NCQA standards.

         2. Company and Network Manager must maintain all records, operational processes and policies necessary for Plan to monitor the effectiveness of the Company's and/or the Network Manager's UM/QA Programs. During regular business hours and upon reasonable notice and demand, Company shall assure that Plan has access to and the right to audit all such records, operational processes and policies, and the right to copy all records free of charge. In accordance with applicable statutes and regulations, regulatory agencies and accrediting agencies, including the NCQA, shall have access to information and records, or copies of such, within the possession of Company or the Network Manager, which are pertinent to and involve transactions related to this section. Plan and Company shall maintain, and Company shall cause the Network Manager to maintain, the privacy and confidentiality of all information regarding Providers and Members in accordance with applicable statutes and regulations.

         3. Plan shall provide Company written notice of any deficiencies in Company's and/or the Network Manager's UM/QA Programs, or if UM/QA Programs meet Plan standards, state standards and NCQA standards. Company shall, or shall require the Network Manager to, correct, within 60 days of receipt of written notice, any such deficiencies and provide Plan written notice of such correction within the same time period.

         4. Upon 60 days written notice to Company, Plan shall have the right to assume some or all of the responsibilities delegated to Company, or to require Company to select a new Network Manager if, in Plan's judgment, the Network Manager failed to comply with any material term of this Agreement or the Company/Network Manager Agreement. The parties agree to work together in good faith in the selection of a new Network Manager, if necessary.

2.4 EXECUTION OF PARTICIPATION AGREEMENTS. Company shall be responsible for the execution by Providers of all Participation Agreements. Plan shall have the right to determine acceptance of all Otolaryngologists, and shall notify Company upon acceptance or rejection by Plan of any Otolaryngologist.

To the extent any Providers are currently under contract with Plan through another agreement, and to the extent the other agreement directly conflicts with the Participation Agreement, the Participation Agreement shall supersede and replace the other agreement, but only for the provision of Otolaryngology services to Members.

If this Agreement terminates, Company's participation under the Participation Agreement shall also terminate, and, payment to Providers for Health Services rendered to Capitated Members shall then be paid by Payor pursuant to Appendix B of the Participation Agreement.

2.5  SERVICE AREA AND AVAILABILITY OF HEALTH SERVICES.

         1. Company shall assure that Providers' offices are distributed throughout Plan's Service Area, in a manner acceptable to Plan and in locations which are reasonably accessible to all Members. Company shall identify to Plan all office locations and all types of health care professionals providing health care services under the direction of Providers at each location. Company shall provide 30 days prior written notification to Plan of any changes in Provider office locations or types of health care professionals.

         2. Plan may require Company to establish new office locations and increase the number of Providers upon 60 days prior written notice if (1) Plan decides the then-current locations and Providers are not adequate for the then-current Service Area; or (2) the then-current Service Area is expanded. However, Company shall establish such new office locations and increase the number of Providers within the above time frame as long as, within the first 30 days after receiving such notice from Plan, Company determines it is economically feasible to do so.

         3. If Company determines it is not economically feasible for Company to establish such new locations and Providers due to 2.5.2(1), Company shall immediately notify Plan, at which time the Exclusivity provision set forth in this Agreement, with respect to the then-current Service Area, shall be cancelled, and Plan shall be free to contract directly with the Otolaryngologist in the then-current Service Area.

         4. If Company determines it is not economically feasible for Company to establish such new locations and Providers due to 2.5.2(2), Company shall immediately notify Plan, at which time the Exclusivity provision set forth in this Agreement, with respect to the expanded Service Area, shall be cancelled, and Plan shall be free to contract directly with the Otolaryngologist in the expanded Service Area.

2.6 EXCLUSIVITY. During the term of this Agreement, Plan shall not enter into an agreement, for the provision of Health Services to Members, with any other health care providers or networks of providers that specialize in Otolaryngology and that are located in the Service Area, as modified from time to time by Plan. This provision shall be in force beginning on the Effective Date and shall continue to be in force until one of the following occurs: (1) one party gives notice to the other party of its intent to terminate this Agreement; or (2) in Plan's judgment and in accordance with Section 2.5, Company can not, for whatever reason, provide or arrange for adequate access for Members.

2.7 PAYMENT TO PROVIDERS. Company shall be solely responsible for compensating Providers for all Health Services rendered to Members, and Company and Providers shall hold harmless and indemnify Plan and Payor against any claims for compensation by a Provider for Health Services. The method and amount of compensation to Provider shall be set forth in the Participation Agreement.

The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

2.8 REPRESENTATIONS AND WARRANTIES. Company represents and warrants that (1) it has been and will continue to be properly formed pursuant to the laws of the jurisdiction in which the services in this Agreement are rendered; (2) the person signing this Agreement on behalf of Company is duly authorized to do so; and (3) all documents reviewed by Plan prior to execution of this Agreement, including the Company/Network Manager Agreement and any agreements Company may have in effect with Providers, shall remain substantially similar to those reviewed by Plan, and if Company intends to make any substantial changes which would materially affect this Agreement, Company shall submit to Plan any proposed changes for Plan's prior review and/or approval. Company agrees that any such changes implemented without Plan's prior review and/or approval shall not take effect with respect to this Agreement at Plan's sole discretion. Company also agrees that if any terms in any Company documents conflict or appear to conflict with this Agreement, including any Exhibits, as applicable, the terms in this Agreement shall prevail.

                                    SECTION 3
                          OBLIGATIONS OF PLAN OR PAYOR

3.1 PAYMENT TO COMPANY. On or before the 15th day of each month, Plan, on behalf of Payor, shall pay Company for its services and for the provision of Health Services rendered to Members by Providers, a per Member per month payment, as set forth below ("Capitation Payment"). The Capitation Payment shall be calculated based on the total number of Members for which payment of Health Services is provided under this Agreement. The obligation for payment to Company under this Agreement is solely that of Payor. Upon reasonable request by Company, Plan shall provide Company with certain demographic information relating to Members.


                                      [*]


3.2 ADJUSTMENTS TO CAPITATION PAYMENTS. Any adjustments to the Capitation Payment shall be reflected in the subsequent month's calculations. Such adjustments shall be made as deemed necessary by Plan, based solely on the difference between the actual number of Members and the estimated numbers of Members.

3.3 LIMITATION OF LOSS. Within 120 days after the end of each Contract Year, Plan shall determine what the cost of Health Services rendered to each Member by Providers would have been if paid for on a fee schedule basis for that Contract Year, using information from claims submitted, including a reasonable estimate for incurred but not reported claims. The fee schedules will be determined by Plan and, as of the Effective Date, shall be the then-current fee schedules for Plan's HMO commercial ("Non-Medicare") and Medicare Benefit Contracts in the Service Area, net of any Copayments and Deductibles and any withhold that would have applied to such fee schedule payments.

         1. Non-Medicare. Payor will reimburse Company [*] of all such costs which would have exceeded [*] for any one
                  Non-Medicare Member. In addition, based on

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.



                  information maintained by Plan and information provided by Company, Plan will calculate the amounts paid to Company for Non-Medicare Members, pursuant to section 3.1 and compare that amount to [*] of the commercial fee schedule for that Contract Year. If the amounts paid to Company are less than [*] of the commercial fee schedule, net of any Copayments and Deductibles and any withhold that would have applied to such fee schedule payments, Company will be paid the difference. Payments to Company pursuant to this section will be made within 30 days after the amounts to be paid are determined by Plan.

         2. Medicare. Payor will reimburse Company [*] of all such costs which would have exceeded [*] for any one Medicare Member. In addition, based on information maintained by Plan and information provided by Company, Plan will calculate the amounts paid to Company for Medicare Members, pursuant to section 3.1 and compare that amount to [*] of the United HealthCare Medicare fee schedule for that Contract Year. If the amounts paid to Company are less than [*] of the United HealthCare Medicare fee schedule, net of any Copayments and Deductibles and any withhold that would have applied to such fee schedule payments, Company will be paid the difference. Payments to Company pursuant to this section will be made within 30 days after the amounts to be paid are determined by Plan.

3.4 RISK CORRIDOR FOR NON-PARTICIPATING PROVIDER SERVICES. Within 120 days after the end of each Contract Year, Plan shall determine the total amounts paid to non-Participating Providers who are Otolaryngologists in the Service Area, for Health Services rendered to Open Access Members ("Out-of-Network Costs") during the preceding Contract Year. Plan shall compare the total Capitation Payments paid to Company for Open Access Members, as defined above, to the total Out-of-Network Costs. Company shall reimburse Plan any amounts which exceed [*] of the total Capitation Payments for Open Access Members, up to a maximum of [*] of the total Capitation Payments for Open Access Members. Such amounts are payable 30 days after Company receives notice from Plan of the amount due.

3.5 RECOVERIES FROM COORDINATION OF BENEFITS OR SUBROGATION. Plan or Payor will retain 100% of any amounts recovered by Plan or Payor due to coordination of benefits or subrogation. Except where otherwise required by Plan's COB rules, Company or Provider shall retain 100% of any amounts collected by Provider due to Copayments and Deductibles.

3.6 CLAIMS CONTACT PERSON. Upon request by Company, Plan shall provide Company with the names of Plan contact persons who are assigned to Company to handle specific types of questions regarding payment to Providers of claims for health care services.

3.7 MEMBER PROTECTION PROVISION. The following shall apply when the Member is covered under Benefit Contract sponsored or issued by a health maintenance organization, including Plan and United HealthCare of Alabama, Inc. - FQ, and in all other instances where required by applicable statutes and regulations:

Company hereby agrees that in no event, including, but not limited to, non-payment, insolvency of Payor, or breach of this Agreement, shall Company bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any Member or persons other than Payor acting on behalf of the Member for Health Services provided pursuant to this Agreement. This provision shall not prohibit collection of Copayments or Deductibles on Payor's behalf, made in accordance with the terms of the Member's Benefit Contract.

Company further agrees that (a) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Members; and (b) this provision supersedes any oral or written contrary agreement, now existing or thereafter entered into, between Company and a Member or person acting on a Member's behalf.

Company may not change, amend or waive any provision of this contract without the prior written consent of Plan. Any attempts to change, amend, or waive this contract are void.

                                    SECTION 4
                              LIABILITY OF PARTIES

4.1 RESPONSIBILITY FOR DAMAGES. Each party shall be responsible for any and all damages, claims, liabilities or judgments which may arise as a result of its own negligence or intentional wrongdoing.

4.2 COMPANY'S INSURANCE. Company shall procure and maintain errors and omissions liability insurance which covers the services Company is providing under this Agreement, with minimum limits in the amounts of $1,000,000 per occurrence and $3,000,000 aggregate. Company shall also procure and maintain comprehensive general and/or umbrella liability insurance in the amount of $1,000,000 per occurrence and aggregate. Company's errors and omissions liability insurance shall be either occurrence or claims made with an extended period reporting option under such terms and conditions as may be reasonably required by Plan and available for Company to purchase. Prior to or within 30 days following execution of this Agreement by Company and at each policy renewal thereafter, Company shall submit to Plan in writing evidence of insurance coverage. Company shall notify Plan in writing within 10 days of any changes in carriers, termination of, renewal of, or other material changes in Company's liability insurance, including reduction of limits, erosion of aggregate, changes in retention or non-payment of premium.

4.3 PLAN'S INSURANCE. Plan, at its sole cost and expense, shall procure and maintain comprehensive general liability, professional liability in the amounts of $1,000,000 per occurrence and $3,000,000 aggregate, and other necessary insurances to insure Plan and its employees, acting within the scope of their duties, against claims for damages arising by reason of personal injury or wrongful death occasioned directly or indirectly by Plan or by its employees in connection with the performance of Plan's responsibilities under this Agreement.

                                    SECTION 5
                         LAWS, REGULATIONS AND LICENSURE

Company and Plan shall maintain all federal, state and local licenses, certifications and permits, without material restriction, which each party is obligated to provide under this Agreement, and shall comply with all applicable statutes and regulations. By virtue of the execution of Provider Agreements by Company and Providers, Company shall assure that Providers comply with all statutory and regulatory requirements which are applicable to Providers including, but not limited to, the requirements which are set forth in the following sections of the Provider Agreement: 3.1, 3.2, 3.3, and 6.

                                    SECTION 6
                                BOOKS AND RECORDS

6.1 MAINTENANCE OF AND PLAN ACCESS TO INFORMATION. Company shall maintain, in accordance with standard and accepted practices, such financial, accounting and claims records as shall be necessary, appropriate or convenient for Plan to monitor Company's services under this Agreement. During regular business hours and upon reasonable notice and demand, Plan shall have access to and the right to audit all information and records within the possession of Company or Providers which are related to the services provided under this Agreement, including relating to Health Services rendered by Providers. Unless a longer time period is required by applicable statutes or regulations, Plan shall have such access during the term of this Agreement and for 5 years following its termination. Records or copies of records requested by Plan shall be provided within 14 days from the date such request is made, except in the case of an audit by Plan where records or copies of records shall be provided at the time of the audit. The photocopying of information reasonably requested by Plan pursuant to this section shall be at no charge to Plan.

6.2 RIGHT TO PROVIDER INFORMATION. Upon reasonable notice by Plan, Company shall provide Plan with all reasonably requested information regarding each Provider to the extent Company possesses such information or can obtain it without undue effort or expense. Plan reserves the right upon reasonable advance notice to review any files related to the credentialing of any current or future Providers during the term of this Agreement. The photocopying of information reasonably requested by Plan pursuant to this section shall be at no charge to Plan.

6.3 REGULATORY AGENCY ACCESS TO INFORMATION. The federal, state and local government and any of their authorized representatives shall have access to, and Plan, Company and Providers are authorized to release, in accordance with all applicable statutes and regulations, all information and records or copies of such, within their possession, which are pertinent to and involve transactions related to this Agreement, and access which is necessary to comply with statutes and regulations applicable to Plan, Company or Providers.

6.4 PRIVACY OF INFORMATION. Company, Plan, Payor and Provider shall maintain the privacy and confidentiality of all information regarding Members and Providers in accordance with any applicable statutes and regulations.

                                    SECTION 7
                             RESOLUTION OF DISPUTES

In the event a dispute between Company and Plan or Payor arises out of or is related to this Agreement, the parties to the dispute shall meet and negotiate in good faith to attempt to resolve the dispute. In the event the dispute is not resolved within 30 days of the date one party sent written notice of the dispute to the other party, and if any party wishes to pursue the dispute, it shall be submitted to voluntary mediation. If good faith negotiations and voluntary mediation have failed to resolve the dispute within 60 days of the date written notice was first provided, and if any party wishes to pursue the dispute, it shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association. In no event may arbitration be initiated more than one year following the sending of written notice of the dispute. Any arbitration proceeding under this Agreement shall be conducted in Birmingham, Alabama. The arbitrators shall have no authority to award any punitive or exemplary damages, or to vary or ignore the terms of this Agreement, and shall be bound by controlling law. If the dispute pertains to a matter which is generally administered by certain Plan or Company procedures, such as a credentialing or quality assurance plan, the procedures set forth in that plan must be fully exhausted by Company before any right to arbitration under this section may be invoked.

                                    SECTION 8
                              TERM AND TERMINATION

8.1 TERM. This Agreement shall begin on the Effective Date and shall remain in effect for an initial term of 2 years, and shall automatically renew for additional 1-year terms thereafter, unless this Agreement is terminated as provided below.

8.2 TERMINATION. This Agreement may be terminated as follows:

         1. by either party upon 120 days prior written notice to the other party, which notice may be given no sooner than 120 days prior to the end of the initial term.
         2. by either party, upon 30 days prior written notice to the other party, in the event of a material breach of this Agreement by the other party; provided, however, that the termination shall not take effect if the breaching party is able to cure the breach within 20 days after the date notice of termination to the breaching party is sent.
         3. by Company, upon 120 days prior written notice to Plan, due to an amendment made by Plan pursuant to Section 9.2, or if Plan terminates a Provider's participation with Plan pursuant to the Participation Agreement, and that Provider is a greater than 25.0% owner of Company.

A Provider's participation with Plan and Company may be terminated pursuant to the terms in the Participation Agreement. Company and Plan agree to consult with each other in the termination of any Provider.

8.3 INFORMATION TO MEMBERS. Company acknowledges the right of Plan to inform Members of Company's and any Physician's termination. Company agrees to notify and cooperate with Plan regarding any termination information Company, its agents and employees, including Network Manager, wish to communicate directly to Members. Company also agrees that, during the term of this Agreement, any criticisms Company, its agents and employees, including Network Manager, may have any regarding Plan, shall be communicated directly to Plan, and not to Members. Violation of this prohibition may result in termination of this Agreement by Plan for material breach.

                                    SECTION 9
                                  MISCELLANEOUS

9.1 AMENDMENT. This Agreement may be amended only in writing, and the amendment must be executed by all parties.

9.2 REGULATORY AMENDMENT. Plan may also amend this Agreement to comply with applicable statutes and regulations, and shall give notice to Company of such amendment and its effective date. The amendment will not require agreement by Company; however, Company may elect to terminate this Agreement at any time due to such amendment pursuant to section 8.2.3. Any changes to this Agreement which are required as a result of a filing with any regulatory agency shall be made pursuant to this section.

9.3 ASSIGNMENT. Plan may assign all or any of its rights and responsibilities under this Agreement to any entity controlling, controlled by, or under common control with Plan. Company acknowledges that persons and entities under contract with Plan may perform certain administrative services under this Agreement. Company may assign any of its rights and responsibilities under this Agreement to any person or entity with the prior written consent of Plan, which consent shall not be unreasonably withheld.

9.4 RELATIONSHIP BETWEEN PLAN AND COMPANY AND PLAN AND PROVIDERS. The relationships between Plan and Company and between Plan and Providers are solely that of independent contractors, and nothing in this Agreement or otherwise shall be construed or deemed to create any other relationship, including one of employment, agency or joint venture.

9.5 CONFIDENTIALITY. Plan and Company shall treat the terms of this Agreement as confidential and shall not disclose the terms of this Agreement to any third party other than Company advisors; except that Plan may disclose certain terms to Payors, and Company may disclose certain terms, other than specific dollar amounts and percentages, to Providers. Plan may file the form of this Agreement, other than specific financial terms, with any federal or state regulatory entity as may be required by applicable law.

9.6 CERTAIN PHRASES. Whenever the phrase "Company shall cause Providers to" or other similar phrases are used in this Agreement, such phrases shall mean that Company shall have a written agreement with Provider under which Provider shall agree to such obligation or action, and shall take diligent steps to enforce such Agreement.

9.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties in regard to its subject matter.

9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Alabama.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

UNITED HEALTHCARE                                ALABAMA ENT CENTER, INC.
OF ALABAMA, INC.                                 The Pavilion at Lake Hearn
3700 Colonnade Parkway                           1150 Lake Hearn Drive, Suite 640
Birmingham, AL  35243                            Atlanta, GA  30342


By: /s/ Joseph M. Farley, Jr.                    By: /s/ Richard D. Ballard
    -------------------------                        ----------------------

Title: Director                                  Title: Director/President
       ----------------------                           -------------------

Date: 9/3/98                                     Date: 9/1/98
      -----------------------                          --------------------

Phone: (205) 977-6300                            Phone: (404) 256-7535
       ----------------------                           -------------------

The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                    EXHIBIT 1

1. Health Services which are included in the Capitation Payment are described below. Such Health Services and the corresponding CPT Codes are described on a general basis. The parties agree that the CPT Codes are subject to changes annually.

         Service                                                                                 CPT Code
         -------                                                                                 --------
         [*]





2. Health Services which are excluded from the Capitation Payment, but which are reimbursed according to Plan's fee schedule, are generally described as follows:

         Service                                                                        CPT Code
         -------                                                                        --------
         [*]




The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


         [*]




The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


         [*]




                                    EXHIBIT 2

                               Plan's Service Area

GATEKEEPER AND OPEN ACCESS PRODUCTS

Counties                                                      Panels
--------                                                      ------
Blount                                                        All except Cooper Green Hospital
Jefferson                                                     (for Jefferson County Group only)
Shelby
St. Clair
Walker


MEDICARE PRODUCT
Counties                                                      Panels
--------                                                      ------
Jefferson                                                     Brookwood Medical Center
                                                              Medical Center East
                                                              Lloyd Noland Hospital
                                                              St. Vincent's Hospital
                                                              HealthSouth Medical Center
                                                              Baptist Medical Center Princeton
                                                              Baptist Medical Center Montclair
                                                              Bessemer Carraway Medical Center
                                                              (not UAB or Carraway Methodist)
Shelby                                                        Shelby Medical Center

                                    EXHIBIT 3

                             Participation Agreement

                                    EXHIBIT 4

                    Sample Company/Network Manager Agreement


Not Applicable

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission


                                    AMENDMENT
                                     TO THE
                                NETWORK AGREEMENT
                                     BETWEEN
                       UNITED HEALTHCARE OF ALABAMA, INC.
                                       AND
                            ALABAMA ENT CENTER, INC.

         THIS AMENDMENT shall be effective as of the date of signature by and between UNITED HEALTHCARE OF ALABAMA, INC. ("Plan") and ALABAMA ENT CENTER, INC., ("Company").

         WHEREAS, Company and Plan are parties to that certain Agreement ("the Agreement") effective {date} under which Company provides certain services to individuals enrolled in United HealthCare; and

         WHEREAS, Plan and Company desire to modify the Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

         SECTION 3 Obligations of Plan or Payor

         Section 3.3 Limitation of Loss. The second (2nd) sentence shall be amended to read as follows:
         "The fee schedules will be determined by Plan and, as of the Effective Date, shall be the fee schedules in place at the time of execution for Plan's HMO commercial ("Non-Medicare") and Medicare Benefit Contracts in the Service Area, net of any Copayments and Deductibles that would have applied to such fee schedule payments."

         Section 3.3 (1). Non-Medicare. The third (3rd) sentence of the paragraph shall be amended to read as follows:
         "If the amounts paid to Company are less than [*] of the commercial fee schedule, net of any Copayments and Deductibles that would have applied to such fee schedule payments, Company will be paid the difference."

         Section 3.3 (2) Medicare. The third (3rd) sentence of the paragraph shall be amended to read as follows:
         "If the amounts paid to Company are less than [*] of the United HealthCare fee schedule, net of any Copayments and Deductibles that would have applied to such fee schedule payments, Company will be paid the difference."

         All other terms and conditions of the original Agreement and any preceding addenda or amendments shall remain in full effect except for those terms and conditions expressly overridden by this agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 1st day of October, 1998.

UNITED HEALTHCARE                      ALABAMA ENT CENTER, INC.
OF ALABAMA, INC.


BY: /s/ Joseph M. Farley, Jr.          BY: /s/ Richard D. Ballard
    -------------------------              ----------------------------
TITLE: Director                        TITLE: Director/President
       ----------------------                 ----------------------
ADDRESS: 3700 Colonnade Parkway        ADDRESS: The Pavilion at Lake Hearn
         Birmingham, AL  35243                  1150 Lake Hearn Drive, Suite 640
                                                Atlanta, GA  30342
TELEPHONE: (205) 977-6300              TELEPHONE: (404) 256-7535

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission


UNITED HEALTHCARE

                                                       United HealthCare
                                                       Post Office Box 830637
                                                       Birmingham, AL 95283-0637

August 17, 1998

Mr. Mark Misiunas, M.P.H.
Physicians Specialty Corp.
The Pavilion at Lake Hearn
1160 Lake Hearn Drive, Suite 640
Atlanta, GA 30342

Dear Mark:

Please allow this letter to serve as further clarification of the contract between United HealthCare of Alabama and Alabama ENT Center Inc.

With regard to out-of-network liability, the interpretation in Section 3.4 of the agreement will not apply until the latter of [*] from the original agreement effective date, or a reasonable number of physicians join the network at [*].

Furthermore, if [*], Alabama ENT Center, Inc. will have the option to terminate the Network Agreement with 90 days prior written notice to United HealthCare of Alabama. [*]

If this is in keeping with your understanding, please indicate so in the space provided below. We appreciate being a customer of yours.


Sincerely:

/s/ Joseph M. Farley, Jr.
----------------------------------
Joseph M. Farley, Jr.
Director, Physician Services

/s/ Richard D. Ballard    9-18-98
----------------------------------
Accepted and agreed       Date